UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported):September 24, 2026

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2026, Willis Lease Finance Corporation (the “Company”) closed its previously disclosed private placement of 1,750,000 shares of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), at a purchase price of $20.00 per share, pursuant to the terms of the Series B Preferred Stock Purchase Agreement dated September 16, 2026 with the Development Bank of Japan Inc. (“DBJ”).

Prior to the closing of the private placement, on September 24, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Correction (the “Certificate of Correction”) to nullify the September 16, 2024 filing of the Third Amended and Restated Certificate of Designations, Preferences and Certain Rights and Limitations of the Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The Certificate of Correction is effective as of September 16, 2024. The Third Amended and Restated Certificate of Designations, Preferences and Certain Rights and Limitations of the Series A Preferred Stock (the “Series A Certificate of Designations”) filed by the Company with the Secretary of State of the State of Delaware on September 17, 2024 remains operative.

In connection with the private placement, the Board approved a Certificate of Designations, Preferences and Certain Rights and Limitations of the Series B Preferred Stock (the “Series B Certificate of Designations”) and, with the consent of DBJ, as the sole holder of the Company’s Series A Preferred Stock, a First Amendment to the Series A Certificate of Designations (the “Series A Certificate of Designations First Amendment”). The Series B Certificate of Designations and the Series A Certificate of Designations First Amendment were filed with the Secretary of State of the State of Delaware and became effective on September 25, 2026.

The Board also approved a Second Amendment to the Series A Certificate of Designations (the “Series A Certificate of Designations Second Amendment”) and a First Amendment to the Series B Certificate of Designations (the “Series B Certificate of Designations First Amendment”) to effect a three-for-one forward stock split of the Series A Preferred Stock and Series B Preferred Stock following closing of the private placement. DBJ, as the sole holder of the Series A Preferred Stock and Series B Preferred Stock, consented to the Series A Certificate of Designations Second Amendment and the Series B Certificate of Designations First Amendment. The Series A Certificate of Designations Second Amendment and the Series B Certificate of Designations First Amendment were filed with the Secretary of State of the State of Delaware on September 25, 2026 and became effective on September 30, 2026.

The Series B Certificate of Designations provides that the Series B Preferred Stock will pay an 8.09% annual dividend and will have a liquidation preference of $20.00 per share. With respect to the payment of dividends and the distribution of the Company’s assets upon liquidation, dissolution or winding up, the Series B Preferred Stock will rank (i) pari passu to, or on parity with, the Company’s Series A Preferred Stock and any other series of the Company’s preferred stock to the extent such ranking has been approved by the holders of at least two-thirds (2/3) of the Series B Preferred Stock (the “Required Majority”), and (ii) senior to the Company’s common stock and to any other series of the Company’s preferred stock outstanding from time to time (other than a series of preferred stock referred to in clause (i) immediately above).

The Required Majority shall have the option to require the Company to redeem all or any portion of the Series B Preferred Stock for cash at the liquidation preference plus any accrued and unpaid dividends on ninety (90) days’ advance written notice delivered to the Company on September 29, 2031 or upon the occurrence of certain other material events, such as a change of control, insolvency, certain mergers, a sale of a substantial amount of assets, and incurring an operating or ordinary loss for two (2) consecutive fiscal years.

Holders of Series B Preferred Stock generally have no voting rights. However, if and whenever dividends payable on the Series B Preferred Stock are in arrears for six or more dividend periods, whether or not declared or consecutive, if the size of the Board of Directors of the Company (the “Board”) has not already increased by two (2) by reason of the election of directors of the Company by the holders of any other class or series of the Company’s preferred stock upon which like voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of those two directors, the holders of the Series B Preferred Stock (voting separately as a class with all other holders of the Series B Preferred Stock and holders of all other series of the Company’s preferred stock upon which like voting rights have been conferred) will be entitled to elect by majority vote a total of two (2) additional directors to serve on the Board (which, without the consent of the Required Majority, will not exceed seven (7) directors in total) until all unpaid dividends on the Series B Preferred Stock have been paid.

So long as any shares of the Series B Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of a Required Majority, (i) authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon a liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock ranking senior in priority to the Series B Preferred Stock; (ii) authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock that ranks pari passu to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon a liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock; (iii) authorize or create, or increase the authorized or issued amount of, any additional shares of the Series B Preferred Stock; or (iv) amend, alter or repeal the provisions of the Company’s organizational documents, whether by merger, consolidation, transfer or conveyance of substantially all of its assets, or otherwise so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof.

The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities.

The Series B Certificate of Designations First Amendment effected the three-for-one forward stock split of the Series B Preferred Stock by increasing the total number of authorized and issued shares of the Series B Preferred Stock from 1,750,000 to 5,250,000 and by reducing the liquidation preference of the Series B Preferred Stock from $20.00 per share to one-third of $20.00 per share.

The Series A Certificate of Designations First Amendment amends certain provisions of the previously existing Series A Certificate of Designations to reflect the issuance of the Series B Preferred Stock, both series of which are solely owned by DBJ. The amendments provide that the Series A Preferred Stock will rank pari passu to, or on parity with, the Series B Preferred Stock and any other series of the Company’s preferred stock to the extent such ranking has been approved by the holders of at least two-thirds (2/3) of the Series A Preferred Stock. The amendments also provide that, with respect to the election of directors following failure to pay dividends, the holders of the Series A Preferred Stock shall vote separately as a class with all other holders of the Series A Preferred Stock and holders of all other series of the Company’s preferred stock upon which like voting rights have been conferred, including the Series B Preferred Stock. The economic terms of the Series A Preferred Stock, including the dividend rate and liquidation preference, remain unchanged.

The Series A Certificate of Designations Second Amendment effected the three-for-one forward stock split of the Series A Preferred Stock by increasing the total number of authorized and issued shares of the Series A Preferred Stock from 3,250,000 to 9,750,000 and by reducing the liquidation preference of the Series A Preferred Stock from $20.00 per share to one third of $20.00 per share.

The foregoing description of the Certificate of Correction, the Series B Certificate of Designations, the Series A Certificate of Designations First Amendment, the Series A Certificate of Designations Second Amendment and the Series B Certificate of Designations First Amendment are summaries and are qualified in their entirety by the terms of the Certificate of Correction, the Series B Certificate of Designations, the Series A Certificate of Designations First Amendment, the Series A Certificate of Designations Second Amendment and the Series B Certificate of Designations First Amendment, copies of which are filed as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1
Certificate of Correction of the September 16, 2024 Third Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Preferred Stock dated September 24, 2026

99.2	Certificate of Designations, Preferences, and Relative Rights and Limitations of Series B Preferred Stock dated as of September 25, 2026
99.3
First Amendment to September 17, 2024 Third Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Preferred Stock dated as of September 25, 2026

99.4
Second Amendment to September 17, 2024 Third Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Preferred Stock dated as of September 25, 2026 and effective as of September 30, 2026

99.5	First Amendment to Certificate of Designations, Preferences, and Relative Rights and Limitations of Series B Preferred Stock dated as of September 25, 2026 and effective as of September 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: September 30, 2026

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Executive Officer

4